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                                                                    EXHIBIT 10.3

                      [LETTERHEAD OF CITY NATIONAL BANK]

September 5, 2000


Kevin McDonnell
Senior Vice President & Chief Financial
Officer
Digital Insight
26025 Mureau Road
Calabasas, CA 91302


Re: Security Agreement dated August 18, 2000 for $10,000,000 Equipment Term
    Facility


Dear Kevin:

This is in reference to the Certificate of Deposit Number 240-005484.

This will confirm that, on and after September 1, 2001, and provided no Event of Default exists under the Multiple Disbursement Note date as of August 18, 2000, CNB, upon request of Debtor, made in writing and no more than once in any calendar month, CNB shall release to Debtor an amount such that the remaining amount is equal to the then principal balance under the Note. Unless the withdrawal occurs at the maturity of the Certificate of Deposit held pursuant to the above shown Security Agreement, and any renewals of extensions thereof, early withdrawal fees and penalties as set forth in the Certificate of Deposit shall apply.



Sincerely,

/s/ Bob Louk
Bob Louk